Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$174,460,486
Realized Gain (Loss) on Swap Contracts	(26,284,000)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(326,730,057)
Unrealized gain (loss) on Fair Value of Swap Contracts	(913)
Dividend Income	1,308,763
Interest Income	268,999
ETF Transaction Fees	19,000
Total Income (Loss)	$(176,957,722)

Expenses
General Partner Management Fees	$1,101,495
Professional Fees	51,024
Brokerage Commissions	68,128
Directors' Fees and insurance	67,652
NYMEX License Fee	36,717
Total Expenses	$1,325,016
Net Income (Loss)	$(178,282,738)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/22	$2,833,727,913
Additions (3,600,000 Shares)	320,335,831
Withdrawals (3,900,000 Shares)	(326,926,052)
Net Income (Loss)	(178,282,738)

Net Asset Value End of Month	$2,648,854,954
Net Asset Value Per Share (33,023,603 Shares)	$80.21

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596